Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multistate Trust III
333-16611, 811-07943

A special meeting of the shareholders of each of the funds in Nuveen Multistate Trust III (the
Trust)

was held on July 28, 2003 and adjourned to September 10, 2003.

The purpose of the meeting was to


1. elect twelve (12) trustees to serve until
2. their successors shall have been duly
3. elected and qualified;
4. approve changes to each Funds
5. fundamental investment policies.

1. Twelve trustees in total were elected by
2. the
3. shareholders, to serve until the next
4. Annual Meeting and until successors shall
5. have been duly elected and qualified.  The
6. Trustees elected to serve are listed below.

William E. Bennett
Robert P. Bremner
Lawrence H. Brown
Jack B. Evans
Anne E. Impellizzeri
William L. Kissick
Thomas E. Leafstrand
Peter R. Sawers
William J. Schneider
Judith M. Stockdale
Timothy R. Schwertfeger
Sheila W. Wellington

The twelve trustees noted above constitute the total number of trustees in office at November 30, 2003.

2. Approval of changes to each Funds
3. fundamental investment policies:

To approve a change to a fundamental investment restriction with respect to lending:

Nuveen Georgia Municipal Bond Fund:
The number of shares voted in the affirmative:
6,441,968
and
the number of negative votes:  358,481

Nuveen Louisiana Municipal Bond Fund:
The number of shares voted in the affirmative:
4,398,592
and
the number of negative votes:  198,843

Nuveen North Carolina Municipal Bond Fund:
The number of shares voted in the affirmative:
9,903,932
and
the number of negative votes:  439,228

Nuveen Tennessee Municipal Bond Fund:
The number of shares voted in the affirmative:
13,084,614 and
the number of negative votes:  828,191

To approve a change to a fundamental investment restriction with respect to borrowing:

Nuveen Georgia Municipal Bond Fund:
The number of shares voted in the affirmative:
6,415,269
and
the number of negative votes:  359,889

Nuveen Louisiana Municipal Bond Fund:
The number of shares voted in the affirmative:
4,605,886
and
the number of negative votes:  246,315

Nuveen North Carolina Municipal Bond Fund:
The number of shares voted in the affirmative:
10,058,536
and
the number of negative votes:  450,669

Nuveen Tennessee Municipal Bond Fund:
The number of shares voted in the affirmative:
13,081,561 and
the number of negative votes:  881,065

In the matter of changing a fundamental
investment restriction with respect to investing in municipal securities:

Nuveen Georgia Municipal Bond Fund:
The number of shares voted in the affirmative:
6,407,605
and
the number of negative votes:  412,384

Nuveen Louisiana Municipal Bond Fund:
The number of shares voted in the affirmative:
4,585,723
and
the number of negative votes:  251,597

Nuveen North Carolina Municipal Bond Fund:
The number of shares voted in the affirmative:
9,777,542
and
the number of negative votes:  517,163

Nuveen Tennessee Municipal Bond Fund:
The number of shares voted in the affirmative:
13,314,166 and
the number of negative votes:  678,834


Proxy materials are herein incorporated by reference to the SEC filing on June 16, 2003, under Conformed Submission Type N-14/A, accession number 0000950137-03-003372.